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                                                     Exhibit 99.1

( BW)(AZ-VISTACARE)(VSTA) VistaCare Reports Strong First Quarter 2003
Results

    Business Editors/Health/Medical Writers

   SCOTTSDALE, Ariz.--(BUSINESS WIRE)--April 28, 2003--

                     Net Patient Revenue Grew 52%
                  Organic Census Growth Exceeded 40%
                         Diluted EPS of $0.17
                      Salt Lake City Site Opened

   VistaCare Inc. (Nasdaq: VSTA), a leading provider of hospice services in the United States, today announced record results for the quarter ended March 31, 2003. Net patient revenue for the quarter was $42.0 million, up 52% from the $27.7 million recorded for the same period in 2002. Net income grew more than 211%, to $2.8 million from $0.9 million, before accrued preferred stock dividends, for the first quarter of 2002. Net income per diluted share for the quarter was $0.17 as compared to a net loss of $0.02 for the first quarter of 2002. Cash flow from operations for the first quarter totaled $1.3 million, compared with a use of cash of $3.4 million for the same period in the prior year. Adjusted EBITDA, consisting of net income (before accrued preferred stock dividends) and excluding net interest, taxes, depreciation and amortization and non-cash stock-based compensation charges, for the first quarter of 2003 was $4.5 million, compared with $1.5 million, for the same period last year.
   VistaCare's average daily census (ADC) for the first quarter of 2003 was 4,125, a 7% increase from the fourth quarter 2002 ADC of 3,862 and a 44% increase from the first quarter of 2002 ADC of 2,878. Admissions for the first quarter of 2003 were 3,734, an 11% increase from the fourth quarter 2002 admissions of 3,374 and a 29% increase from the first quarter of 2002.
   "Our focus on delivering high-quality service to our patients while driving revenue growth through same-site expansion has resulted in a tremendous start to the year," said Richard Slager, president and CEO. "We continued to strengthen our competitive position by making investments in our employees, especially at the site level, as well as in new technologies. These investments allowed us to heighten productivity and efficiencies during the quarter. We believe that our Open Access philosophy helped us generate increased admissions and a higher than industry average length of stay of 84 days during the first quarter.
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   "Our targeted marketing initiatives continue to take hold in the markets where we operate," Slager continued. "By focusing on providing the highest possible quality of patient care, we are building strong referral sources in the communities in which we operate. These relationships, combined with an expanded marketing effort and overall favorable trends driving the acceptance of hospice care, make us optimistic about our ability to continue strong organic (non-acquired) growth throughout 2003.
   "To help sustain growth over the long term, we plan to selectively open new sites during the remainder of 2003 and will continue to consider acquisitions that fit our operational philosophy and regional density strategy," Slager added. "For example, in the first quarter we opened a new site in Salt Lake City, which illustrates our strategy for generating internal growth through regional expansion. The Salt Lake City site was created after we built substantial programs in Ogden and Lehi, both of which are within 40 miles of Salt Lake City. We expect this new program will allow us to continue to enhance our position as a leader in this market, while easing the burden of travel on our local nurses and other care givers."
   According to Mark Liebner, chief financial officer, VistaCare's organic ADC grew by 41% over the level achieved in the first quarter of 2002. Liebner noted, "Our net income was 6.7% as a percent of net patient revenue, as compared to 3.3% before accrued preferred stock dividends in the same period of the prior year. At the same time, our adjusted EBITDA as a percentage of net patient revenue for the first quarter was 10.9%, up from 5.4% in the prior year. These improved margins resulted from the combination of a higher per patient day revenue rate, improved productivity of patient care resources and improved leverage of our regional and corporate infrastructure as a result of a higher ADC."
   Looking ahead, Liebner offered the following guidance for the full year 2003: "Our goal is to grow net patient revenue by no less than 30%. We also expect diluted earnings per share, based on an estimated $1.4 million stock-based compensation expense, 12% tax rate and a full year diluted share count of 16.75 million, to range between $0.89 and $0.93. Liebner explained that the 12% tax rate is based on current expectations for the company's tax rate for all of 2003, which assumes the full utilization of VistaCare's net operating loss carry-forwards for federal income tax purposes in the second quarter. Liebner further explained that the guidance offered assumes no effect from potential acquisitions, 25% patient census growth, a 3.3% average increase in employee salaries implemented in April, the Medicare reimbursement for the remainder of the year is maintained at its historical relationship to the wage index and Medicaid payments are sustained at current levels.

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   Use of Non-GAAP Measures

   This press release contains information about VistaCare's adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (GAAP). VistaCare provides adjusted EBITDA to help investors, analysts and others evaluate its cash flows from operations, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet future debt service, capital expenditures and working capital requirements. VistaCare's adjusted EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. A reconciliation of VistaCare's net income
(loss) before accrued preferred stock dividends, as well as its cash flows from operating, investing and financing activities, to its adjusted EBITDA is presented in the tables following the text of this press release.
   VistaCare will host a conference call and webcast on Tuesday, April 29, 2003 at 10:30 a.m. EDT to discuss the company's first quarter results and recent corporate developments. The dial-in number for the conference call is 800/245-3043 for domestic participants and 785/832-1077 for international participants.
   A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion. The replay will remain available through 9 p.m. EDT on Tuesday, May 6, 2003 and can be accessed by dialing 800/934-3335 for domestic callers and 402/220-1145 for international callers. To access the live webcast of the call, go to VistaCare's Web site at www.vistacare.com and click on Investor Relations. An archived webcast will also be available at www.vistacare.com.
   VistaCare is a leading provider of hospice services in the United States. Through interdisciplinary teams of physicians, nurses, home healthcare aides, social workers, spiritual and other counselors and volunteers, VistaCare provides care primarily designed to reduce pain and enhance the quality of life of terminally ill patients, most commonly in the patient's home or other residence of choice.

   Forward-Looking Statements

   Certain statements contained in this press release, including statements with respect to VistaCare's goals for growth in net patient revenue, expected tax rates, as well as its plans for new-site opening(s) and acquisitions, and its expectations regarding enhancements of its competitive position and growth in referral relationships, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "goal," "believe," "expect," "hope," "anticipate," "plan," "consider" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. VistaCare does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause VistaCare's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care industry, periodic changes in reimbursement levels under Medicare and Medicaid programs, challenges inherent in VistaCare's growth strategy, difficulties VistaCare may face in transitioning to a new billing software system in 2003, the current shortage of qualified nurses and other healthcare professionals, VistaCare's dependence on patient referral sources, and other factors detailed under the caption "Factors that May Affect Future Results" in VistaCare's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

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   VISTACARE INC.

   Earnings Release Schedules and Supplementary Information

   Quarter Ended March 31, 2003

   --  Consolidated Statement of Operations

   --  Consolidated Balance Sheets

   --  Consolidated Statement of Cash Flows

   --  Reconciliation of Non-GAAP Financial Measures - Adjusted
        EBITDA

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                            VISTACARE INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Three Months Ended
                                                     March 31,
                                              ------------------------
                                                 2003        2002
                                              ------------------------
                                               (In thousands, except
                                               per share information)
                                              (Unaudited)

Net patient revenue                               $42,001     $27,674
Operating expenses:
  Patient care                                     24,085      17,269
  General and administrative
  expenses, exclusive of
  stock-based compensation
  charges reported below                           13,352       8,911
  Depreciation and amortization                       344         272
  Stock-based compensation                          1,047          50
                                              ------------------------
     Total operating expenses                      38,828      26,502
                                              ------------------------
Operating income                                    3,173       1,172
                                              ------------------------
Non-operating income:
  Interest income                                     101           2
  Interest expense                                    (48)       (201)
  Other expense                                       (16)        (28)
                                              ------------------------
     Total non-operating expense                       37        (227)
                                              ------------------------
Net income before income taxes                      3,210         945
Income tax expense                                    386          36
                                              ------------------------
Net income                                          2,824         909
Accrued preferred stock dividends                      --       1,032
                                              ------------------------
Net (loss) income to common stockholders           $2,824       $(123)
                                              ------------------------
Net (loss) income per common share:
  Basic net (loss) income per
  common share                                      $0.18      $(0.02)
                                              ------------------------
  Diluted net (loss) income per
  common share                                      $0.17      $(0.02)
                                              ------------------------
Weighted average shares outstanding:
  Basic                                            15,500       5,100
                                              ------------------------
  Diluted                                          16,656       5,100
                                              ------------------------

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                            VISTACARE INC.

                      CONSOLIDATED BALANCE SHEETS

                                                 March 31,  Dec. 31,
                                                   2003       2002
                                                ----------------------
                                                (In thousands, except
                                                per share information)
                                                (Unaudited)
                     ASSETS
Current assets:
  Cash and cash equivalents                        $39,511    $39,104
  Patient accounts receivable                       20,124     19,075
  Patient accounts receivable room & board           9,125      7,613
  Prepaid expenses and other current assets          2,321      1,312
                                                ----------------------
Total current assets                                71,081     67,104
Equipment, net                                       2,835      2,612
Goodwill, net of amortization                       20,564     20,564
Other assets                                         5,255      4,663
                                                ----------------------
Total assets                                       $99,735    $94,943
                                                ----------------------
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $2,415     $2,288
  Accrued expenses                                  23,576     22,982
  Current portion of long-term debt                    250        250
  Current portion of capital lease obligations          84         82
                                                ----------------------
Total current liabilities                           26,325     25,602
Capital lease obligations, less current portion         72         94
Stockholders' equity:
  Class A Common Stock, $0.01 par value;
   authorized 33,000,000 shares; 15,420,899
   and 15,545,939 shares issued and outstanding
   at Dec. 31, 2002 and March 31, 2003,
   respectively                                        155        154
  Class B Common Stock, $0.01 par value;
   authorized 200,000 shares; 58,096 shares
   issued and outstanding at Dec. 31, 2002
   and March 31, 2003                                    1          1
  Additional paid-in capital                       101,216    101,161
  Deferred compensation                             (1,341)    (2,552)
  Accumulated deficit                              (26,693)   (29,517)
                                                ----------------------
Total stockholders' equity                          73,338     69,247
                                                ----------------------
Total liabilities and stockholders' equity         $99,735    $94,943
                                                ----------------------

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                            VISTACARE INC.

                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      Three Months
                                                     Ended March 31,
                                                     -----------------
                                                       2003    2002
                                                     -----------------
                                                      (In thousands)
                                                (Unaudited)(Unaudited)
Operating activities
Net income                                          $ 2,824   $ 909
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                         344     272
  Warrant amortization                                   --      38
  Amortization of deferred compensation related to
   stock options                                      1,047      50
  Changes in operating assets and liabilities:
     Patient accounts receivable                     (2,560) (4,605)
     Prepaid expenses and other                      (1,008)   (390)
     Accounts payable and accrued expenses              700     336
                                                   -----------------
Net cash provided (used in) by operating activities   1,347  (3,390)
Investing activities
Purchases of equipment                                 (425)    (71)
Decrease in other assets                               (735)   (243)
                                                   -----------------
Net cash used in investing activities                (1,160)   (314)
Financing activities
Net payments on long-term debt                           --   3,194
Proceeds from issuance of common stock from exercise
 of stock options                                       220      --
Net proceeds from initial public offering                --      --
Repurchase of preferred stock
                                                   -----------------
Net cash provided by financing activities               220   3,194
                                                   -----------------
Net (decrease) increase in cash and cash equivalents    407    (510)
Cash and cash equivalents, beginning of period       39,104   1,384
                                                   -----------------
Cash and cash equivalents, end of period            $39,511    $874
                                                   -----------------

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                            VISTACARE INC.

    Reconciliation of Non-GAAP Financial Measures - Adjusted EBITDA

                                                   Three Months Ended
                                                    2003       2002
                                                     (in thousands)
                                                      (unaudited)
                                                  --------------------

Net (loss) income before accrued preferred stock
 dividends                                         $ 2,824      $ 909
Add:
  Interest income                                     (101)        (2)
  Interest expense                                      48        201
  Income tax expense                                   386         36
  Depreciation and amortization                        344        272
  Stock-based compensation                           1,047         50
                                                  --------- ----------
Adjusted EBITDA                                     $4,548     $1,466
                                                  --------- ----------
Net cash provided by operating
activities                                         $ 1,347   $ (3,390)
Net cash used in investing activities              $(1,160)     $(314)
Net cash (used in) provided by financing
  activities                                         $ 220    $ 3,194

    --30--

    CONTACT: VistaCare Inc., Scottsdale
             Mark Liebner, 480/648-8778
             ir@vistacare.com
                     or
             EVC Group
             Douglas Sherk or Jennifer Cohn, 415/659-2285 (Investor) dsherk@evcgroup.com
             Sheryl Seapy, 415/272-3323 (Media)
             sseapy@evcgroup.com